Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Quarterly and Annual Revenue
Q4 Operating Cash Flow Exceeds $1 Billion; Company Raises Revenue and ARR Targets for Fiscal Year 2019

SAN JOSE, Calif. - Dec. 13, 2018 - Adobe (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year 2018 ended Nov. 30, 2018.

In its fourth quarter of fiscal year 2018, Adobe achieved record quarterly revenue of $2.46 billion, which represents 23 percent year-over-year growth. In fiscal year 2018, Adobe achieved record annual revenue of $9.03 billion, which represents 24 percent year-over-year growth.
"Adobe achieved record revenue of greater than $9 billion and delivered outstanding earnings performance in fiscal 2018," said Shantanu Narayen, president and CEO, Adobe. "In 2018 we made significant investments across our product portfolio, entered new markets, and made strategic acquisitions which we believe will fuel continued top and bottom-line performance.”
“We finished the year strong with record results across the board, meeting or exceeding all of our annual and quarterly targets which did not include Marketo," said John Murphy, executive vice president and CFO, Adobe. “We’re excited to add Marketo and the expanded market opportunity it provides. We look forward to delivering strong revenue growth, accelerating earnings growth and healthy margin expansion during fiscal 2019.”
Adobe acquired Marketo, Inc. on Oct. 31, 2018, which added approximately $21 million of revenue in the fourth quarter. This press release provides key financial information with and without the impact of the Marketo transaction to enable evaluation of the Company’s performance based on financial targets provided before the acquisition.

Fourth Quarter Fiscal Year 2018 Financial Results

	Q4 FY2018 Targets excl. Marketo[1]	Q4 FY2018 Results excl. Marketo[2]	Q4 FY2018 Results As reported, incl. Marketo
Total revenue	$2.42 billion	$2.44 billion	$2.46 billion
GAAP EPS	$1.42	$1.48	$1.37
Non-GAAP EPS[2]	$1.87	$1.90	$1.83
Digital Media segment revenue	~22 percent y/y growth	23 percent y/y growth	23 percent y/y growth
Digital Experience segment revenue	~20 percent y/y growth	22 percent y/y growth	25 percent y/y growth
Net new Digital Media Annualized Recurring Revenue (“ARR”)	~$385 million	$430 million	$430 million
[1] Adobe provided Q4 FY2018 targets on Sept. 13, 2018 and reaffirmed them on Oct. 15, 2018, both of which preceded its acquisition of Marketo on Oct. 31, 2018
2A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website

Other financial highlights in the fourth quarter of fiscal 2018 include:

•	Operating income grew 11 percent and net income grew 35 percent year-over-year on a GAAP-basis; operating income grew 18 percent and net income grew 44 percent year-over-year on a non-GAAP basis.

•	Cash flow from operations was a record $1.11 billion.

•	Deferred revenue grew to $3.05 billion.

•	The company repurchased approximately 1.6 million shares during the quarter, returning $397 million of cash to stockholders.

Fiscal Year 2018 Financial Results

	FY2018 Targets excl. Magento & Marketo[1]	FY2018 Results As reported, incl. Magento & Marketo
Total revenue	$8.725 billion	$9.03 billion
Digital Media segment revenue	~23 percent y/y growth	26 percent y/y growth
Digital Experience segment revenue	~15 percent y/y growth	20 percent y/y growth
Adobe Experience Cloud subscription revenue[2]	~20 percent y/y growth	26 percent y/y growth
Net new Digital Media Annualized Recurring Revenue (“ARR”)	~$1.1 billion	$1.45 billion
GAAP EPS	$4.40	$5.20
Non-GAAP EPS[3]	$5.50	$6.76
[1] Adobe provided annual FY2018 targets on Dec. 14, 2017
[2] Includes revenue from SaaS, managed service and term offerings for Analytics Cloud, Marketing Cloud and Magento Commerce Cloud, as well as total revenue for Adobe Advertising Cloud
3 A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website

Other financial highlights in fiscal year 2018 include:

•	Operating income grew 31 percent and net income grew 53 percent year-over-year on a GAAP-basis; operating income grew 31 percent and net income grew 56 percent year-over-year on a non-GAAP basis.

•	Adobe generated $4.03 billion in operating cash flow during the year.

•	The company repurchased 8.7 million shares during the year, returning $2.00 billion of cash to stockholders.

ASC 606 Update
Adobe will report its financial results based on Accounting Standards Coding Topic 606 (“ASC 606”) in its fiscal year 2019, beginning in March 2019 with its first quarter earnings report. The financial targets Adobe is providing today remain based on ASC 605 as the Company integrates its acquisition of Marketo into its financial systems. Adobe continues to believe that moving to 606 in fiscal year 2019 reporting will not materially impact its revenue. However, the Company now expects there will be a slight improvement to earnings through fiscal year 2019 due to benefits from capitalization of sales commissions.

Adobe Updates Financial Targets for Fiscal Year 2019 to Include Marketo
Adobe provided preliminary fiscal year 2019 financial targets at its Financial Analyst Meeting on Oct. 15, 2018, before it had closed its acquisition of Marketo. The Company today is updating those targets and providing earnings per share targets to reflect the impact of:

•	The acquisition of Marketo, including revenue, operating expense and the write-down of deferred revenue due to purchase accounting, and higher other expense in order to fund the acquisition; and

•	Adverse changes in global currency rates since Sept. 2018, which was the time period used for spot currency rates as a basis for providing the preliminary fiscal year 2019 targets in mid-October.
The following table and subsequent commentary summarizes Adobe’s annual fiscal year 2019 targets:

Adobe total fiscal year 2019 revenue	~$11.150 billion
Digital Media segment revenue	~20 percent year-over-year growth
Digital Experience segment revenue	~34 percent year-over-year growth
Digital Media annualized recurring revenue (“ARR”)	~$1.450 billion of net new ARR
Digital Experience annual subscription bookings[1]	~25 percent year-over-year growth
Tax rate	GAAP: ~10 percent	Non-GAAP: ~11 percent
Earnings per share	GAAP: ~$5.54	Non-GAAP: ~$7.75
[1] Includes annualized subscription value of SaaS, managed service and term offerings under contract for Analytics Cloud, Marketing Cloud and Magento Commerce Cloud
During fiscal year 2019, after the first quarter Adobe expects revenue in each quarter to grow by approximately the same year-over- year growth percentage implied in its targeted revenue for the year. In addition, the Company expects net new Digital Media ARR in each quarter to be sequentially similar as that achieved in past fiscal years from quarter to quarter - with typical summer seasonality which can lead to sequentially lower net new ARR in the third quarter, as well as normal year-end sequential strength in fourth quarter net new ARR.
As the financial impact of lost deferred revenue from recent acquisitions due to purchase accounting tapers off during fiscal year 2019, after the first quarter Adobe expects quarterly operating margins and quarterly earnings per share growth rates to increase sequentially during the year.
A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release and on Adobe’s website.

Adobe Provides First Quarter Fiscal Year 2019 Financial Targets
The following table summarizes Adobe’s first quarter fiscal year 2019 targets:

Adobe total Q1 fiscal year 2019 revenue	~$2.540 billion
Digital Media segment revenue	~20% year-over-year growth
Digital Experience segment revenue	~31% year-over-year growth
Net non-operating other expense	~$39 million
Tax rate	GAAP: ~3%	Non-GAAP: ~11%
Share count	~495 million shares
Earnings per share	GAAP: ~$1.14	Non-GAAP: ~$1.60
Net new Digital Media annualized recurring revenue (“ARR”)	~$330 million
A reconciliation between GAAP and non-GAAP targets is provided at the end of this press release on Adobe’s website.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its fourth quarter and fiscal year 2018 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.

Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to business momentum, our market opportunity, revenue, operating margin, the impact of new accounting standards, subscription bookings, seasonality, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to compete effectively, failure to develop, acquire, market and offer products and services that meet customer requirements, introduction of new technology, risks associated with cyber-attacks, potential interruptions or delays in hosted services provided by us or third parties, information security and privacy, complex sales cycles, risks related to the timing of revenue recognition from our subscription offerings, fluctuations in subscription renewal rates, failure to realize the anticipated benefits of past or future acquisitions, changes in accounting principles and tax regulations, uncertainty in the financial markets and economic conditions in the countries where we operate, and other various risks associated with being in a multinational corporation. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2017 ended Dec. 1, 2017, and Adobe’s Quarterly Reports on Form 10-Q issued in fiscal year 2018.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for our year ended Nov. 30, 2018, which Adobe expects to file in Jan. 2019.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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©2018 Adobe Inc. All rights reserved. Adobe, Adobe Experience Cloud, Adobe Analytics Cloud, Adobe Marketing Cloud, Adobe Advertising Cloud, and the Adobe logo are either registered trademarks or trademarks of Adobe Inc. in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 30, 2018	December 1, 2017	November 30, 2018	December 1, 2017
Revenue:
Subscription	$2,184,158	$1,695,987	$7,922,152	$6,133,869
Product	150,425	192,876	622,153	706,767
Services and support	130,042	117,732	485,703	460,869
Total revenue	2,464,625	2,006,595	9,030,008	7,301,505

Cost of revenue:
Subscription	257,024	170,218	807,221	623,048
Product	10,899	15,552	46,009	57,082
Services and support	91,338	85,102	341,769	330,361
Total cost of revenue	359,261	270,872	1,194,999	1,010,491

Gross profit	2,105,364	1,735,723	7,835,009	6,291,014

Operating expenses:
Research and development	415,958	324,026	1,537,812	1,224,059
Sales and marketing	723,573	574,104	2,620,829	2,197,592
General and administrative	212,355	169,567	744,898	624,706
Amortization of purchased intangibles	32,932	18,686	91,101	76,562
Total operating expenses	1,384,818	1,086,383	4,994,640	4,122,919

Operating income	720,546	649,340	2,840,369	2,168,095

Non-operating income (expense):
Interest and other income (expense), net	9,657	10,496	39,536	36,395
Interest expense	(27,873)	(19,116)	(89,242)	(74,402)
Investment gains (losses), net	(3,113)	2,292	3,213	7,553
Total non-operating income (expense), net	(21,329)	(6,328)	(46,493)	(30,454)
Income before income taxes	699,217	643,012	2,793,876	2,137,641
Provision for income taxes	20,977	141,463	203,102	443,687
Net income	$678,240	$501,549	$2,590,774	$1,693,954
Basic net income per share	$1.39	$1.02	$5.28	$3.43
Shares used to compute basic net income per share	488,246	492,108	490,564	493,632
Diluted net income per share	$1.37	$1.00	$5.20	$3.38
Shares used to compute diluted net income per share	495,118	500,060	497,843	501,123

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	November 30, 2018	December 1, 2017
ASSETS

Current assets:
Cash and cash equivalents	$1,642,775	$2,306,072
Short-term investments	1,586,187	3,513,702
Trade receivables, net of allowances for doubtful accounts of $14,980 and $9,151, respectively	1,315,578	1,217,968
Prepaid expenses and other current assets	312,499	210,071
Total current assets	4,857,039	7,247,813

Property and equipment, net	1,075,072	936,976
Goodwill	10,581,048	5,821,561
Purchased and other intangibles, net	2,069,001	385,658
Other assets	186,522	143,548
Total assets	$18,768,682	$14,535,556

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$186,258	$113,538
Accrued expenses	1,163,185	993,773
Income taxes payable	35,709	14,196
Deferred revenue	2,915,974	2,405,950
Total current liabilities	4,301,126	3,527,457

Long-term liabilities:
Debt	4,124,800	1,881,421
Deferred revenue	137,630	88,592
Income taxes payable	644,101	173,088
Deferred income taxes	46,702	279,941
Other liabilities	152,209	125,188
Total liabilities	9,406,568	6,075,687

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	5,685,337	5,082,195
Retained earnings	11,815,597	9,573,870
Accumulated other comprehensive income (loss)	(148,130)	(111,821)
Treasury stock, at cost (113,171 and 109,572, respectively), net of reissuances	(7,990,751)	(6,084,436)
Total stockholders’ equity	9,362,114	8,459,869
Total liabilities and stockholders’ equity	$18,768,682	$14,535,556

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	November 30, 2018	December 1, 2017
Cash flows from operating activities:
Net income	$678,240	$501,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	106,720	81,234
Stock-based compensation	169,621	119,744
Unrealized investment (gains) losses, net	3,908	(2,251)
Changes in deferred revenue	271,443	289,952
Changes in other operating assets and liabilities	(121,939)	(157,008)
Net cash provided by operating activities	1,107,993	833,220

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	1,606,237	62,199
Purchases of property and equipment	(62,563)	(37,684)
Purchases and sales of long-term investments, intangibles and other assets, net	(1,211)	(4,149)
Acquisitions, net of cash acquired	(4,681,341)	—
Net cash provided by (used for) investing activities	(3,138,878)	20,366

Cash flows from financing activities:
Purchases of treasury stock	(300,000)	(300,000)
Taxes paid related to net share settlement of equity awards, net of proceeds from treasury stock reissuances	(23,036)	(18,877)
Proceeds from debt issuance, net	2,248,342	—
Repayment of capital lease obligations	(575)	(632)
Net cash provided by (used for) financing activities	1,924,731	(319,509)
Effect of exchange rate changes on cash and cash equivalents	1,785	(2,555)
Net increase (decrease) in cash and cash equivalents	(104,369)	531,522
Cash and cash equivalents at beginning of period	1,747,144	1,774,550
Cash and cash equivalents at end of period	$1,642,775	$2,306,072

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended			Year Ended
	November 30, 2018	December 1, 2017	August 31, 2018	November 30, 2018	December 1, 2017
Operating income:

GAAP operating income	$720,546	$649,340	$718,606	$2,840,369	$2,168,095
Stock-based and deferred compensation expense	166,504	122,180	161,094	610,785	462,317
Restructuring and other charges	—	(359)	—	—	(456)
Amortization of purchased intangibles	65,397	34,817	44,815	174,294	143,492
Non-GAAP operating income	$952,447	$805,978	$924,515	$3,625,448	$2,773,448

Net income:

GAAP net income	$678,240	$501,549	$666,291	$2,590,774	$1,693,954
Stock-based and deferred compensation expense	166,504	122,180	161,094	610,785	462,317
Restructuring and other charges	—	(359)	—	—	(456)
Amortization of purchased intangibles	65,397	34,817	44,815	174,294	143,492
Investment (gains) losses, net	3,113	(2,292)	(2,251)	(3,213)	(7,553)
Income tax adjustments	(7,051)	(25,982)	(10,185)	(9,060)	(130,756)
Non-GAAP net income	$906,203	$629,913	$859,764	$3,363,580	$2,160,998

Diluted net income per share:

GAAP diluted net income per share	$1.37	$1.00	$1.34	$5.20	$3.38
Stock-based and deferred compensation expense	0.34	0.24	0.32	1.23	0.92
Amortization of purchased intangibles	0.13	0.07	0.09	0.35	0.29
Investment (gains) losses, net	0.01	—	—	(0.01)	(0.02)
Income tax adjustments	(0.02)	(0.05)	(0.02)	(0.01)	(0.26)
Non-GAAP diluted net income per share	$1.83	$1.26	$1.73	$6.76	$4.31

Shares used in computing diluted net income per share	495,118	500,060	496,866	497,843	501,123

Reconciliation of GAAP to Non-GAAP Financial Targets

(In millions, except per share data)

The following table shows Adobe's fourth quarter fiscal year 2018 earnings per share target reconciled to the non-GAAP financial target, which Adobe provided on Sept. 13, 2018 and reaffirmed on Oct. 15, 2018, included in this document.

Fourth Quarter Fiscal Year 2018
Diluted net income per share:

GAAP diluted net income per share	$1.42
Stock-based and deferred compensation expense	0.36
Amortization of purchased intangibles	0.10
Income tax adjustments	(0.01)
Non-GAAP diluted net income per share	$1.87

Shares used to compute diluted net income per share	495.0

The following table shows Adobe's fourth quarter fiscal year 2018 earnings per share with and without Marketo reconciled to the non-GAAP earnings per share included in this document.

	Q4 FY2018 As reported, incl. Marketo	Q4 FY2018 excl. Marketo
GAAP EPS	$1.37	1.48
Non-GAAP EPS	1.83	1.90

Adobe is providing estimated results excluding the impact of its acquisition of Marketo. These Marketo acquisition costs include the results of Marketo’s operations, financing costs related to the acquisition, integration costs and direct acquisition costs. We believe this enables the evaluation of the Company's performance against its original targets which excluded Marketo. GAAP EPS excl. Marketo, excludes the Marketo acquisition costs in the fourth quarter of 2018 of $54 million, or $0.11 diluted earnings per share. Non-GAAP EPS excl. Marketo excludes the Marketo acquisition costs in the fourth quarter of 2018 on a non-GAAP basis of $36 million, or $0.07 diluted earnings per share, driven by the GAAP net loss of $54 million offset by the add back of amortization of purchased intangibles of $18 million, or $0.04 diluted earnings per share.

The following table shows Adobe's fourth quarter fiscal year 2018 earnings per share excluding Marketo reconciled to the non-GAAP financial measure included in this document.

Fourth Quarter Fiscal Year 2018 excl. Marketo
Diluted net income per share:

GAAP diluted net income per share	$1.48
Stock-based and deferred compensation expense	0.34
Amortization of purchased intangibles	0.09
Investment (Gain)/Loss	0.01
Income tax adjustments	(0.02)
Non-GAAP diluted net income per share	$1.90

Shares used to compute diluted net income per share	495.0

The following table shows Adobe's annual fiscal year 2018 earnings per share target reconciled to the non-GAAP financial target, which Adobe provided on Dec. 14, 2017, included in this document.

Fiscal Year 2018
Diluted net income per share:

GAAP diluted net income per share	$4.40
Stock-based and deferred compensation expense	1.21
Amortization of purchased intangibles	0.27
Income tax adjustments	(0.38)
Non-GAAP diluted net income per share	$5.50

Shares used to compute diluted net income per share	500.0

The following tables show Adobe's annual fiscal year 2019 GAAP earnings per share target and GAAP tax rate reconciled to the non-GAAP financial targets included in this document.

Fiscal Year 2019
Diluted net income per share:

GAAP diluted net income per share	$5.54
Stock-based and deferred compensation expense	1.77
Amortization of purchased intangibles	0.78
Income tax adjustments	(0.34)
Non-GAAP diluted net income per share	$7.75

Shares used to compute diluted net income per share	493.0

Fiscal Year 2019
Effective income tax rate:

GAAP effective income tax rate	10.0%
Stock-based and deferred compensation expense	(4.9)
Amortization of purchased intangibles	(2.1)
Income tax adjustments	8.0
Non-GAAP effective income tax rate	11.0%

The following tables show Adobe's first quarter fiscal year 2019 financial targets reconciled to non-GAAP financial targets included in this document.

First Quarter Fiscal 2019
Diluted net income per share:

GAAP diluted net income per share	$1.14
Stock-based and deferred compensation expense	0.42
Amortization of purchased intangibles	0.20
Income tax adjustments	(0.16)
Non-GAAP diluted net income per share	$1.60

Shares used to compute diluted net income per share	495.0

First Quarter Fiscal 2019
Effective income tax rate:

GAAP effective income tax rate	3.0%
Stock-based and deferred compensation expense	(3.4)
Amortization of purchased intangibles	(1.6)
Income tax adjustments	13.0
Non-GAAP effective income tax rate	11.0%

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe's operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision- making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe's management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe's business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.